                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

================================================================================

                           REVOLVING CREDIT AGREEMENT

                                      among

                         INDIANTOWN COGENERATION, L.P.,
                                   as Borrower

                                       and

               THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
                  AND ENTITIES PARTIES HERETO FROM TIME TO TIME

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                    as Agent

                          dated as of October 10, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

SECTION 1.1.               Definitions.................................       1
SECTION 1.2.               Construction................................       6

                                   ARTICLE II

                              COMMITMENTS AND LOANS

SECTION 2.1.               Commitments.................................       7
SECTION 2.2.               Making Loans................................       7
SECTION 2.3.               Interest....................................       8
SECTION 2.4.               Repayment...................................       9
SECTION 2.5.               Prepayments.................................       9
SECTION 2.6.               Fees........................................      10
SECTION 2.7.               Security....................................      10
SECTION 2.8.               Payments....................................      10
SECTION 2.9.               Computation of Interest and Fees............      10
SECTION 2.10.              Payments on Non-Business Days...............      11
SECTION 2.11.              Sharing of Payments, Etc....................      11
SECTION 2.12.              Evidence of Debt............................      11
SECTION 2.13.              Increased Costs.............................      11
SECTION 2.14.              Capital Adequacy............................      12
SECTION 2.15.              Taxes.......................................      12
SECTION 2.16.              Change of Law...............................      15
SECTION 2.17.              Non-Availability............................      15
SECTION 2.18.              Assignments by Banks........................      16
SECTION 2.19.              Refinancing Option..........................      16
SECTION 2.20.              Right of Set-off............................      16
SECTION 2.21.              Minimum Amounts.............................      17

                                   ARTICLE III

                              CONDITIONS PRECEDENT

SECTION 3.1.               Conditions Precedent to Effectiveness.......      17

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION 3.2.               Conditions Precedent to Each Borrowing......      20

                                   ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

SECTION 4.1.               Representations and Warranties..............      21

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1.               Covenants...................................      21

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1.               Defaults and Remedies.......................      23

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.1.               Authorization and Action....................      26
SECTION 7.2.               Agent's Reliance, Etc.......................      26
SECTION 7.3.               Agent and Affiliates........................      27
SECTION 7.4.               Bank Credit Decision........................      27
SECTION 7.5.               Indemnification.............................      27
SECTION 7.6.               Successor Agent.............................      27
SECTION 7.7.               Collateral..................................      28

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.1.               Amendments, Etc.............................      28
SECTION 8.2.               Notices, Etc................................      29
SECTION 8.3.               No Waiver; Remedies.........................      30

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION 8.4.               Costs and Expenses..........................      30
SECTION 8.5.               Application of Monies.......................      30
SECTION 8.6.               Severability................................      31
SECTION 8.7.               Non-Recourse Liability......................      31
SECTION 8.8.               Binding Effect..............................      31
SECTION 8.9.               Assignments and Participation...............      32
SECTION 8.10.              Indemnification.............................      33
SECTION 8.11.              Governing Law...............................      34
SECTION 8.12.              Consent to Jurisdiction and Venue...........      34
SECTION 8.13.              Headings....................................      35
SECTION 8.14.              Execution in Counterparts...................      35
SECTION 8.15.              Waiver of Jury Trial........................      35

Schedule 1.1A              Commitments
Schedule 1.1B              Notices

Exhibit A                  Revolving Promissory Note
Exhibit B                  Notice of Borrowing
Exhibit C                  Commitment Transfer Supplement
Exhibit D                  Exemption Certificate

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement (this "Agreement"), dated as of October 10, 2003, is entered into by and among (1) INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (the "Borrower"), (2) the banks and other financial institutions or entities from time to time party to this Agreement (collectively, the "Banks") and (3) CREDIT LYONNAIS NEW YORK BRANCH, as agent (in such capacity, together with its successors in such capacity, the "Agent") for the Banks.

         A. Pursuant to a Trust Indenture dated as of November 1, 1994 (the "Principal Indenture") among Indiantown Cogeneration Funding Corporation, a Delaware corporation (the "Company"), the Borrower and NationsBank of Florida, N.A., as trustee (in such capacity, together with its successors in such capacity (as described in Recital E below), the "Trustee"), and each Series Supplemental Indenture (as defined in the Principal Indenture) (the Principal Indenture and all of the Series Supplemental Indentures herein collectively called the "Indenture"), the Company and the Borrower authorized the creation of issues of nonrecourse bonds, debentures, promissory notes and other evidences of indebtedness to be issued in several series (collectively, the "Securities"), the sale proceeds of which were advanced to the Borrower pursuant to the Indenture.

         B. In connection with the issuance of the Securities under the Indenture, the Borrower, several banks party thereto and Credit Suisse, as agent, entered into a Revolving Credit Agreement dated as of November 1, 1994 (the "Original Working Capital Facility") pursuant to which the banks party thereto agreed to provide revolving loans to the Borrower up to an amount of $15,000,000 upon the terms and conditions set forth therein.

         C. On November 22, 2001, the Original Working Capital Facility expired by its terms.

         D. The Borrower has requested the Agent and the Banks, and the Agent and the Banks have agreed, to enter into this Agreement to replace the Original Working Capital Facility. Pursuant to this Agreement, the Banks will provide revolving loans to the Borrower in an amount up to $10,000,000 upon the terms and conditions hereinafter set forth.

         E. The Bank of New York has succeeded NationsBank of Florida, N.A. as Trustee, as Tax Exempt Trustee, and as Disbursement Agent.

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.1. Definitions. (a) Terms defined in the Indenture (in the form of such terms as they exist on the date of this Agreement (including giving effect to the Supplemental Indenture) and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to by the Required Banks in writing) have, unless the same are defined herein or the context otherwise requires, the same meanings when used herein (with appropriate substitutions including without limitation the following: (i) the word "Indenture" as it appears in the definition of Governmental

Approvals shall be replaced by the words "Working Capital Facility" and (ii) the word "Trustee" as it appears in the definition of Officers' Certificate shall be replaced by the word "Agent").

         (b) The following terms are used in this Agreement with the following respective meanings:

         "Additional Contract" means any contract (other than a Project Contract) providing for (i) the transmission or sale by the Borrower of any of the Facility's electrical or steam output or (ii) the supply and transportation of coal to the Facility (it being understood and agreed that the Massey Coal Contract shall not be deemed to be an "Additional Contract" for any purpose of this Agreement).

         "Adjusted Base Rate" means the higher of (i) the Federal Funds Rate plus 0.375% and (ii) the Prime Rate.

         "Adjusted Base Rate Loan" means a Loan bearing interest at the Adjusted Base Rate.

         "Applicable Margin" means the rate per annum set forth under the relevant column heading below:

                                                               Adjusted      LIBOR Rate
                                                               Base Rate        Loan
                                                                 Loan
From and including the Closing Date to and excluding the         1.00%          2.00%
second anniversary of the Closing Date

From and including the second anniversary of the Closing         1.25%          2.25%
Date to and excluding the third anniversary thereof

         "Borrowing" means a borrowing by the Borrower consisting of Loans made by the Banks.

         "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Cogentrix Eastern America" means Cogentrix Eastern America, Inc., a Delaware corporation.

         "Commitment" has the meaning set forth in Section 2.1(a).

         "Commitment Transfer Supplement" means a Commitment Transfer Supplement entered into by a Bank and another Person substantially in the form of Exhibit C.

         "Company" has the meaning set forth in Recital A.

         "Credit Documents" means this Agreement and the Notes.

         "Default" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

         "Default Rate" has the meaning set forth in Section 2.3(a).

         "Dollars" and "$" means dollars in lawful currency of the United
States.

         "Engineering Advisor" means Energy & Environmental Engineering.

         "Event of Default" has the meaning set forth in Section 6.1.

         "Excluded Taxes" has the meaning set forth, in Section 2.15(a).

         "Expiration Date" means the earliest of (i) the date that is three (3) years after the Closing Date, unless extended pursuant to Section 2.1(b), in which case such extended date, (ii) the date on which the Commitments are fully canceled pursuant to Section 2.1(c), and (iii) the occurrence of an Event of Default and the Agent's termination in accordance with Section 6.1 of this Agreement of the obligation of each Bank to make Loans hereunder.

         "Federal Funds Rate" means, for any period, the fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "First Amendment to Amended and Restated Management Services Agreement" means that certain First Amendment to Amended and Restated Management Services Agreement, dated on or about the date hereof, between the Borrower, as Owner, and Power Services Company (f/k/a U.S. Generating Company), as Manager.

         "First Amendment to Amended and Restated Operation and Maintenance Agreement" means that certain First Amendment to Amended and Restated Operations and Maintenance Agreement, dated on or about the date hereof, between the Borrower, as Owner, and PG&E Operating Services Company (f/k/a U.S. Operating Services Company), as Operator.

         "First Amendment to Amended and Restated Authority Loan Agreement" means that certain First Amendment to Amended and Restated Authority Loan Agreement, dated on or about the date hereof, among the Borrower and Martin County Industrial Development Authority.

         "First Amendment to Assignment and Security Agreement" means that certain First Amendment to Assignment and Security Agreement, dated on or about the date hereof, among the Borrower, Deutsche Bank Trust Company Americas, as Collateral Agent, and The Bank of New York, as Disbursement Agent.

         "First Amendment to Intercreditor Agreement" means the First Amendment to Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the Borrower and the other parties to the Intercreditor Agreement.

         "First Supplemental Indenture" means the First Supplemental Indenture to the Tax-Exempt Indenture, dated on or about the date hereof, between the Authority and the Tax Exempt Trustee.

         "Indemnified Party" has the meaning set forth in Section 8.10.

         "Indenture" has the meaning set forth in Recital A.

         "Interest Period" means with respect to any LIBOR Rate Loan, an interest period of one (1) or three (3) months; provided that:

                  (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (C) any Interest Period that would otherwise extend beyond the W/C Note Repayment Date, shall end on the W/C Note Repayment Date for such Loan.

         "LIBOR Rate" means, with respect to each day during each Interest Period pertaining to any LIBOR Rate Loan, the rate of interest for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "LIBOR Rate" shall be determined by reference to the London Interbank Fixing Rate as published in the Financial Times, or if normal publication of the Financial Times is suspended for more than two days at a time that a quotation for a "LIBOR Rate" is sought, the "LIBOR Rate" shall be determined by reference to the London Interbank Offered Rate as quoted by National Westminster Bank plc (and displayed by Reuters). In the event that none of the foregoing is available, the "LIBOR Rate" shall instead be the rate per annum (rounded upward to the nearest 1/100th of 1%) at which the Agent is offered Dollar deposits (in the approximate amount of the LIBOR Rate Loan to be made) at or about 11:00 A.M., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loans to be outstanding during such Interest Period.

         "LIBOR Rate Loan" means a Loan bearing interest at the LIBOR Rate.

         "Loan" has the meaning set forth in Section 2.1(a).

         "Massey Coal Contract" means that certain Coal Purchase and Sales Agreement, dated as of February 5, 2003, between the Borrower and Massey Coal Sales Company, Inc., as amended, supplemented or otherwise modified from time to time.

         "Note" has the meaning set forth in Section 2.12(a).

         "Notice of Borrowing" has the meaning set forth in Section 2.2(a).

         "Obligations" means all of the obligations of the Borrower to the Banks and the Agent under this Agreement and the Notes, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "Participant" has the meaning set forth in Section 8.9(c).

         "Prime Rate" means the variable rate of interest per annum officially announced or published by the Agent from time to time as its "prime rate," such rate being set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Prime Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "prime rate."

         "Principal Indenture" has the meaning set forth in Recital A.

         "Purchasing Bank" has the meaning set forth in Section 8.9(a).

         "Quarterly Date" has the meaning set forth in Section 2.6.

         "Register" has the meaning set forth in Section 2.1.

         "Regulatory Change" means, subsequent to the date of this Agreement, any adoption or change in United States Federal, state or municipal or foreign law or regulations (including without limitation Regulation D) or the adoption or change or making of any application, interpretation, directive, request or guideline of or under any United States Federal, state or municipal or foreign law or regulations by any court, central bank or Governmental Authority.

         "Required Banks" means, at any time, Banks (one of which shall be the Agent) owed at least 66-2/3 % of the sum of the aggregate unpaid principal amount of the Loans and/or the

Commitments; provided, however, that, if and so long as there are only two Banks, "Required Banks" shall mean both of such Banks.

         "Reserve Requirement" means, for LIBOR Rate Loans, the rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

         "Securities" has the meaning set forth in Recital A.

         "Taxes" means any and all present or future income, stamp, transfer, turnover and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and any and all interest, penalties, claims or other liabilities arising under or relating thereto, including those on any of the Banks or on payments to be made to or received by any of them from the Borrower hereunder. The term "Taxes" specifically includes so-called recurring and nonrecurring intangibles taxes that are imposed under Chapter 199 of the Florida statutes and documentary stamp taxes that are imposed under Chapter 201 of the Florida statutes.

         "Third Supplemental Indenture" means that certain Third Supplemental Indenture to the Principal Indenture, dated on or about the date hereof, among the Borrower, the Company and the Trustee.

         "Total Commitment Amount" means at any time, the aggregate amount of the Commitments then in effect; as such amount may be increased pursuant to
Section 8.1; provided, that in no event shall the Total Commitment Amount exceed $10,000,000 without the consent of the Borrower and the Agent. The Total Commitment Amount as of the Closing Date is $3,000,000.

         "Trustee" has the meaning set forth in Recital A.

         "W/C Note Repayment Date" means, in respect of each Loan, ninety (90) days from the date such Loan is advanced to the Borrower pursuant to the terms of this Agreement.

         SECTION 1.2. Construction. In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent with the most recent audited financial statements, if any, of the relevant Person delivered to the Agent, or otherwise reasonably acceptable to the Agent.

                                   ARTICLE II

                              COMMITMENTS AND LOANS

         SECTION 2.1. Commitments. (a) Subject to the terms and conditions of this Agreement, each Bank irrevocably agrees severally to extend credit to the Borrower from time to time from the Closing Date to the Expiration Date by making loans to the Borrower (each a "Loan") pursuant to Section 2.2, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on the attached Schedule 1.1A or, if such Bank has entered into one or more Commitment Transfer Supplements, set forth for such Bank in the register (the "Register") maintained by the Agent (said agreement by each Bank, as the same may be reduced from time to time pursuant to the terms of this Agreement, herein called such Bank's "Commitment"). Within the limits of each Bank's Commitment, the Borrower may borrow under Section 2.2, prepay Loans under Sections 2.5(a) and (b) and reborrow under Section 2.2 in accordance with the terms of this Agreement.

         (b) Upon receipt from the Borrower of a written request not more than ten (10) months and not less than nine (9) months prior to the original Expiration Date or any extension thereof pursuant to this Section 2.1(b), the Banks may, in their sole discretion, extend the original or extended Expiration Date, as the case may be, for an additional year. If the Banks agree to extend the Expiration Date, the Agent shall notify the Borrower of the Banks' decision regarding such extension at least six (6) months prior to the then current Expiration Date. The Banks have no obligation to respond to a request to extend then Expiration Date and if the Agent does not respond to such a request at least six (6) months prior to the then current Expiration Date, the Banks shall be deemed to have rejected such request. If the Banks agree to extend the then current Expiration Date, the Expiration Date shall, effective from the date of the Agent's notice to the Borrower, be the date referred to in the Agent's notice.

         (c) The Borrower shall have the right, from time to time upon at least five (5) Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks.

         SECTION 2.2. Making Loans. (a) Each Borrowing shall be made on notice, given by the Borrower to the Agent not later than 10:00 a.m., New York time, at least two (2) Business Days before the date of the proposed Borrowing, provided, however, if such Borrowing will bear interest at the LIBOR Rate, such notice shall be given not later than 10:00 a.m., New York time at least three (3) Business Days before the date of the proposed Borrowing, and the Agent shall give each Bank prompt notice thereof by facsimile. Each such notice of a Borrowing shall be in the form of Exhibit B (a "Notice of Borrowing"), or by telephone confirmed promptly in a Notice of Borrowing, by an Authorized Representative of the Borrower, specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested aggregate amount of such Borrowing, (iii) whether such Borrowing will bear interest at the LIBOR Rate or the Adjusted Base Rate and, in the case of LIBOR Rate borrowings, the Interest Period applicable thereto, and (iv) the fact that the statements set forth in Section 3.2(b) are true as of the date of such Notice of Borrowing. Each Bank shall, before 11:00 a.m., New York time, on the date of such Borrowing, make available to the Agent at its address set forth in
Section 8.2, in immediately available funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.2, the Agent will make such funds available to the Borrower by transferring such funds to the Revenue Account established and held by the Disbursement Agent.

         (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

         (c) Unless the Agent receives notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank has not made such ratable portion available to the Agent, and the Agent has made such amount available to the Borrower, the Agent shall first make written demand upon such Bank for payment and shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent; provided, that if the Borrower repays such corresponding amount to the Agent and such Bank subsequently makes available to the Agent its ratable portion of such borrowing, the Agent shall promptly make the proceeds thereof available to the Borrower. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, without duplication, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at the following interest rates: (A) with respect to interest from the Borrower, at the applicable interest rate selected by the Borrower with respect to such amount and (B) with respect to interest from such Bank, at the Federal Funds Rate. If such Bank repays to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         (d) The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

         SECTION 2.3. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank, from the date of such Loan until such principal amount has been repaid in full, at a rate per annum equal to (a) so long as no Event of Default has occurred and is continuing, either (i) the sum of the Adjusted Base Rate in effect from time to time plus the Applicable Margin or (ii) the sum of the LIBOR Rate in effect from time to time plus the Applicable Margin and (b) on and after the date of the occurrence of any Event of

Default, so long as such Event of Default is continuing, the sum of the Adjusted Base Rate in effect from time to time plus the Applicable Margin plus 2.0% per annum (the "Default Rate"). Interest payable pursuant to this Section 2.3 shall be payable monthly in arrears on the first Business Day of each month.

         (b) Each Loan made pursuant to Section 2.2 shall initially bear interest based on the Adjusted Base Rate as in effect from time to time plus the Applicable Margin; provided, however, that prior to the making of any Loan, the Borrower may give the Agent written notice of the Borrower's election that such Loan shall bear interest based on the LIBOR Rate. Such notice shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (New York time) three (3) Business Days prior to the date of the proposed Borrowing. The Agent shall promptly notify the Banks of the contents of each such notice. Subject to Sections 2.3(d), 2.17 and 2.21, such Loan shall then bear interest based on the LIBOR Rate plus the Applicable Margin from the date of such Loan.

         (c) Subject to Sections 2.3(d), 2.17 and 2.21, unless an Event of Default shall have occurred and be continuing, the Borrower may at any time, (i) upon three (3) Business Days' irrevocable written notice to the Agent, convert any Adjusted Base Rate Loan to a LIBOR Rate Loan or (ii) upon two (2) Business Days' irrevocable written notice to the Agent, convert any LIBOR Rate Loan to an Adjusted Base Rate Loan, provided that a LIBOR Rate Loan may be converted only on the last day of the applicable Interest Period. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrower fails to select the applicable interest rate, within the time period and otherwise as provided in this Section 2.3(c), such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into an Adjusted Base Rate Loan on the last day of the then-current Interest Period for such Loan or (if outstanding as an Adjusted Base Rate Loan) will remain as an Adjusted Base Rate Loan.

         (d) The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to any failure for any reason (i) of any LIBOR Rate Loan, pursuant to a notice given under
Section 2.2(a) to occur or (ii) of the Borrower to convert an Adjusted Base Rate Loan from such Bank to a LIBOR Rate Loan as and when specified in the relevant notice given pursuant to Section 2.3(c).

         SECTION 2.4. Repayment. The Borrower shall repay each Loan on the applicable W/C Note Repayment Date. In addition, the Borrower shall repay all outstanding Loans in full at least once each calendar year, and the Borrower shall not make any Borrowing for a period of at least 10 consecutive Business Days thereafter.

         SECTION 2.5. Prepayments. (a) The Borrower may, at any time and from time to time on any Business Day, upon prior written notice to the Agent not later than 10:00 a.m., New York time, (i) at least two (2) Business Days before the day of any prepayment in the case of Adjusted Base Rate Loans and (ii) at least three (3) Business Days before the day of any prepayment in the case of LIBOR Rate Loans, such notice stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay without premium or penalty the outstanding principal amounts of the Loans making up one or more Borrowings in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

         (b) The Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a prepayment of any LIBOR Rate Loan on a date which is not the last day of an Interest Period applicable thereto.

         (c) All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding Loans in the order they were made.

         SECTION 2.6. Fees. The Borrower shall pay to the Agent for the respective accounts of the Banks, during the period from the Closing Date to the Expiration Date, a nonrefundable commitment fee at the rate of 0.50% per annum on the average daily amount for the applicable quarter by which the Total Commitment Amount exceeds the aggregate principal amount of all Loans outstanding for such quarter, payable quarterly in arrears on the first Business Day of March, June, September and December (each such Business Day, a "Quarterly Date") of each year, commencing December 2003.

         SECTION 2.7. Security. The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Intercreditor Agreement.

         SECTION 2.8. Payments. (a) The Borrower shall make each payment hereunder and under the Notes not later than 10:00 a.m., New York time, on the day when due in Dollars to the Agent at its address set forth in Section 8.2, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 8.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

         (b) Unless the Agent receives notice from the Borrower before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower has not so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.9. Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of three hundred sixty (360) days (or, in the case of interest on Adjusted Base Rate Loans that are based on Prime Rate, three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes absent manifest error.

         SECTION 2.10. Payments on Non-Business Days. Whenever any payment hereunder or under any Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by the Borrower hereunder, such amount shall be due and payable not later than ten (10) Business Days after receipt by the Borrower of written demand from the Agent for payment thereof.

         SECTION 2.11. Sharing of Payments, Etc. If any Bank obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Commitment or the Loans made by it (other than pursuant to Section 8.4) in excess of its ratable share of payments on account of the Commitments or the Loans obtained by all of the Banks, then such Bank shall be deemed to have received such payment as agent for and on behalf of all the Banks and shall immediately advise the Agent of the receipt of such funds and promptly transmit the amount thereof to the Agent for prompt distribution among the Banks as provided for in this Agreement and such funds transmitted to the Agent shall be credited as a payment by the Borrower under this Agreement; provided, that such Bank so transmitting funds to the Agent shall not be deemed to have received, and the Borrower shall be deemed not to have made to such Bank (to the extent funds are transmitted to the Agent) any payment transmitted to the Agent by such Bank pursuant to this Section 2.11.

         SECTION 2.12. Evidence of Debt. (a) The indebtedness of the Borrower resulting from all Loans made by each Bank from time to time shall be evidenced by an appropriately completed Revolving Promissory Note substantially in the form of Exhibit A (each a "Note"), delivered by the Borrower to such Bank.

         (b) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of all Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or any Note.

         SECTION 2.13. Increased Costs. If, after the date hereof, any introduction of or change in any Law or in the interpretation thereof by any Governmental Authority charged with the administration thereof either (a) imposes, modifies or makes applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or credit extended by, the Agent or any Bank or (b) imposes on the Agent or any Bank any other condition regarding this Agreement, the Agent, such Bank or the making of Loans hereunder, and the result of any event referred to in the preceding clause (a) or (b) is to increase the cost to the Agent or such Bank of making Loans hereunder, reduce the amount of any payment receivable by the Agent or such Bank hereunder or reduce the rate of return on any Bank's capital as a consequence of its obligations hereunder below that which such Bank would have achieved but for such circumstance, then, in each such case, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, additional amounts sufficient to compensate the Agent or such Bank for such increased costs, reduction in payments receivable or reduction in a rate of return. A certificate as to the amount of such increased cost, submitted to the Borrower by the Agent or by any Bank through the Agent, shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.14. Capital Adequacy. If the Agent or any Bank reasonably determines that compliance with any Law affects or would affect the amount of capital required or expected to be maintained by the Agent or such Bank or any corporation controlling the Agent or such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment or the making of Loans hereunder, then, upon demand by the Agent or such Bank, the Borrower shall pay to the Agent or such Bank, from time to time as specified thereby, additional amounts sufficient to compensate the Agent or such Bank in light of such circumstances, to the extent that the Agent or such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment or the making of Loans hereunder. A certificate as to such amounts submitted to the Borrower by the Agent or by any Bank through the Agent shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.15. Taxes. (a)Payments by the Borrower to each of the Banks under this Agreement and the Notes will be made free and clear of and without deduction for Taxes, other than Taxes based on the net income of such Bank (including franchise taxes imposed in lieu of net income taxes) imposed by (x) the United States federal government, (y) the jurisdiction where such Bank is organized or has its principal office or (z) the jurisdiction of the branch of such Bank maintaining any Loan or the branch of the Agent through which it renders its services as Agent ("Excluded Taxes"). If the Borrower is required by law to deduct Taxes (other than Excluded Taxes) from such a payment, then the sum payable under the instrument to which the payment relates will be increased so that there is no diminution in the amount any Bank actually receives on account of the deduction.

         (b) The Borrower hereby indemnifies and holds harmless each Bank from and against, and agrees to reimburse each Bank on an after-tax basis (computed taking into account any deductions or other benefits available for federal income tax purposes for the Bank if it is a United States taxpayer and any deductions and benefits available for income tax purposes in any jurisdiction in which such Bank is a taxpayer) on demand for, any and all Taxes paid or incurred by such Bank in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing indemnity does not cover Excluded Taxes. Reimbursement on an "after-tax basis" means on a basis such that the Bank is made whole after taking into account income taxes that the Bank will owe on the indemnity or reimbursement payment in any jurisdiction and any related tax benefits, assuming the Bank is subject to income taxes at the highest marginal rates. Nothing in this paragraph shall interfere with the right of any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Bank is under any obligation to claim a deduction or other benefit relating to these transactions ahead of any other claim, relief, credit, deduction or other benefit to which it is entitled. The applicable Bank shall promptly give written notice to the Borrower (but in no event later than sixty (60) days) after such Bank has actual knowledge of the imposition of any Taxes subject to indemnification hereunder; provided, however, that failure to give such notice within such sixty (60) day period will not relieve the Borrower of the obligation to indemnify such Bank in accordance with the terms hereof, except to the extent of interest that would have been avoided had the notice been given prior to the end of such sixty (60) day period.

         (c) All payments made by the Borrower to each of the Banks under this Agreement and the Notes will be made without setoff, counterclaim or other defense.

         (d) (i)The Borrower will provide evidence that all Taxes imposed on payments under this Agreement, any Loan or the Notes, have been fully paid to the appropriate authorities by delivering official receipts, notarized copies or confirmations by the Disbursement Agent or the Trustee of payment thereof to the Agent within thirty (30) days after payment. The Borrower will compensate any Bank that has to pay any Taxes because the Borrower failed to timely furnish such evidence; provided, that prior to paying such Taxes, such Bank shall have given the Borrower notice of its intent to make such payment and a reasonable opportunity to contest such Taxes as described in the following paragraph.

                  (ii) If the Borrower so requests promptly in writing after receipt of any notice under this Section 2.15, such Bank will contest in good faith the Taxes at the Borrower's expense, keep the Borrower fully informed about the progress of the contest, consult in good faith with the Borrower's counsel regarding conduct of the contest, and not compromise or otherwise settle the contest without the Borrower's consent (which shall not be unreasonably withheld or delayed); provided that the Bank may in its sole discretion select the forum for the contest and determine whether the contest will be by resisting payment of the Taxes or by paying the Taxes and seeking a refund; provided, further that the Bank will be under no obligation to contest unless (V) if the Bank requests, the Borrower has provided the Bank an opinion of independent tax counsel selected by the Borrower and reasonably acceptable to the Bank to the effect that there is a reasonable basis for the contest, (W) the amount in controversy is at least $75,000, (X) the Bank has received satisfactory indemnification and security for any liability, loss, cost or expense arising out of the contest (including, but not limited to, all reasonable legal and accounting fees and expenses, penalties, interest and additions to tax), (Y) if requested by the Bank, the Borrower has admitted in writing its duty to indemnify the Bank for the Taxes if the contest is lost (but such admission shall not preclude the Borrower from raising a defense to liability if a court of competent jurisdiction has rendered a decision articulating the cause of such Taxes, and the cause is not one for which the Borrower is responsible under this
Section 2.15), and (Z) if the contest is conducted in a manner that requires paying all or part of the Taxes, the Borrower has paid the amount required.

                  (iii) If the Borrower so requests within ten (10) days of notice to the Borrower of the imposition of any Taxes on payments to any of the Banks of a type not generally imposed on United States or foreign lenders making loans of the types contemplated hereunder, such Banks shall (consistent with legal and regulatory restrictions) comply with Section 2.20 hereof.

         (e) Each Bank (or Participant) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") agrees that it will deliver to the Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) and the Borrower two copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit D and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments made by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms before the expiration, obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, (A) a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver, and (B) in the event that a Non-U.S. Lender cannot legally deliver any form as of the date such Non-U.S. Lender becomes a party to this Agreement, the Borrower shall be under no obligation to pay any additional amount or indemnity pursuant to this Section
2.15 (or otherwise) with respect to any United States withholding taxes that are in effect and that would apply to a payment under this Agreement or the Notes made to such Non-U.S. Lender as of such date; provided, however, that this clause (B) shall not apply to the extent such Non-U.S. Lender's assignor (or the Bank from whom such participation was purchased) (if any) was entitled, at the time of the assignment (or sale of participation), to receive additional amounts or indemnity from the Borrower. The provisions of this Section 2.15(e) shall apply to any successor holder of a Note. Each Bank that is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and is not a corporation or other exempt recipient shall deliver to the Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) and the Borrower two copies of United States Internal Revenue Service Form W-9 on or before the date such Bank becomes a party to this Agreement and before the expiration of any such form previously delivered by such Bank.

         (f) Notwithstanding the foregoing, if (A)(i) any Non-U.S. Lender has previously delivered a Form W-8ECI or a successor applicable form and (ii) by virtue of any action taken or not taken voluntarily by such Non-U.S. Lender, such Non-U.S. Lender is not lawfully entitled to deliver a subsequent Form W-8ECI or applicable successor form solely as a result of such Non-U.S. Lender's failure to be engaged in the active conduct of a trade or business in the United States or a determination that all amounts to be paid to such Non-U.S. Lender hereunder are not effectively connected to such trade or business or (B) any Non-U.S. Lender fails to comply with the requirements of paragraph (e) of this Section when such Non-U.S. Lender is qualified to so comply, the Borrower shall be under no obligation to compensate or indemnify such Non-U.S. Lender under this Section 2.15 or otherwise with respect to any Tax required to be paid or withheld under United States federal income tax law that would not have been required to be paid or withheld had such Non-U.S. Lender so complied.

         (g) Notwithstanding anything contained in this Section 2.15, the Borrower shall not be required to indemnify or reimburse any Bank who has failed to make available to the Agent its portion of any Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment for any additional documentary stamp taxes or intangibles taxes incurred by such Bank solely as a result of such failure.

         SECTION 2.16. Change of Law. (a) Notwithstanding any other provision of this Agreement, if any Regulatory Change, or compliance by any Bank with any Regulatory Change, makes it unlawful or impossible for any Bank to make, maintain or continue its proportionate interest in any Loan, then such Bank shall promptly give notice together with evidence thereof to the Borrower and the Agent, and the Borrower shall pay forthwith all amounts outstanding, accrued or payable under this Agreement to such Bank and cause such Bank to be released from all obligations of such Bank under this Agreement.

         (b) Notwithstanding any other provision of this Agreement, if on or after the date of this Agreement any Regulatory Change, or compliance by any Bank with any Regulatory Change, makes it unlawful or impossible for any Bank to make, maintain or continue its proportionate interest in any LIBOR Rate Loan provided hereunder, then such Bank shall promptly give notice together with evidence thereof to the Borrower and the Agent and the obligation of such Bank to make or continue, or to convert Loans into LIBOR Rate Loans shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to Adjusted Base Rate Loans; provided, however, that if such Bank determines that it may lawfully continue to maintain and fund any outstanding LIBOR Rate Loans until the end of the Interest Period then in effect applicable thereto, upon written notice from the Borrower to such Bank and the Agent, such outstanding Loans shall be converted into Adjusted Base Rate Loans on the last day of the then current Interest Period applicable to such Loans.

         (c) A Bank shall (consistent with legal and regulatory restrictions) designate a different lending office for the Loans (or commitments therefor) affected pursuant to this Section 2.16 before giving any notice to the Borrower and the Agent pursuant to this Section 2.16 if such designation will avoid the need for giving such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate a lending office located in the United States of America. If the Borrower so requests within ten (10) days of receipt of the notice referred to above (which notice is based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder), such Bank shall (consistent with legal and regulatory restrictions) comply with
Section 2.18 hereof.

         SECTION 2.17. Non-Availability. (a) If at any time Dollar deposits in the principal amount of any Bank's proportionate interest in, or obligation under, any LIBOR Rate Loan are not available to such Bank in the London interbank market for the next Interest Period, such Bank shall so notify the Agent, who shall so notify the Borrower, and the obligation of such affected Bank to make or continue, or to convert Loans into LIBOR Rate Loans shall be immediately suspended and during such suspension be converted into an obligation to do the same with respect to Adjusted Base Rate Loans; provided, however, that outstanding LIBOR Rate Loans shall be converted into Adjusted Base Rate Loans on the last day of the then current Interest Period applicable to such Loans.

         (b) If at any time the Interest Rate then in effect based on the LIBOR Rate does not adequately and fairly reflect, in the reasonable judgment of any Bank, the cost for such Bank of advancing or maintaining its respective proportionate interest in any LIBOR Rate Loan during any Interest Period, then such Bank shall notify the Agent, who shall so notify the Borrower, and interest on such Bank's proportionate share of the Loans shall for any subsequent Interest Period accrue at the Adjusted Base Rate.

         (c) If the Borrower so requests after the suspension of a Bank's obligation to make LIBOR Rate Loans under this Section 2.17 for at least thirty
(30) consecutive days on at least two separate occasions based on circumstances not generally applicable to United States or foreign lenders making loans of the types contemplated hereunder, such Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.18 hereof.

         SECTION 2.18. Assignments by Banks. If (i) a Bank is required to comply with this Section 2.18 after a request from the Borrower pursuant to Sections 2.15, 2.16 or 2.17 or (ii) the Borrower requests that the provisions of this
Section 2.18 apply to a Bank within ten (10) days after it receives a notice from the Agent that (A) such Bank has failed to make available to the Agent its portion of any Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment or (B) such Bank has provided the Agent with notice that such Bank shall not make available to the Agent such portion of any Loan required to be made available to the Agent pursuant to this Agreement or (C) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, such Bank shall assign, all or a part, as specified by the Borrower, of its proportionate share of the Loans and its Commitment, to a replacement Bank (which may be, but is not required to be, one of the other Banks) designated by the Borrower; provided that any assignment or transfer made by a Bank to a replacement Bank shall satisfy the following conditions: (i) the Borrower shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and (ii) any assignment of all or part of the Loans or Obligations shall be made without recourse, representation or warranty, and the Borrower shall cause the replacement Bank to pay to the Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to such Bank assigning its interest in the Loans.

         SECTION 2.19. Refinancing Option. The Borrower shall have the right to refinance the Commitment and any outstanding Loans without premium or penalty upon at least ten (10) Business Days' prior written notice to the Agent; provided, however, the Borrower agrees to indemnify each Bank and hold each Bank harmless from any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which such Bank incurs as a result of a refinancing pursuant to this Section 2.19 of any LIBOR Rate Loan on a date which is not the last day of an Interest Period applicable thereto.

         SECTION 2.20. Right of Set-off. The Borrower hereby authorizes each Bank (in addition to, and without limitation of, any right of set-off, banker's lien or counterclaim a Bank may otherwise have), upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to the Borrower or any Person other than the Collateral Agent (any such notice being hereby expressly waived by the Borrower to the extent it may legally do so) to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Bank in any of its offices, wherever located (whether such deposits or indebtedness be in Dollars or in any other currency), to or for the credit or the account of the Borrower against any and all of the Obligations and liabilities of the Borrower now or hereafter existing under this Agreement.

         SECTION 2.21. Minimum Amounts. (a) Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Rate Loans shall be in an amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof and, if any LIBOR Rate Loans would otherwise be in a lesser principal amount for any period, such Loans shall bear interest based on the Adjusted Base Rate during such period. Prepayments pursuant to Sections 2.13, 2.14, 2.15 or 2.16 shall not be subject to such minimum amount.

         (b) Not more than six (6) LIBOR Rate Loans may be outstanding at one time.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the following conditions precedent:

                  (a) Agreements; Notes. The Agent shall have received the following documents, each dated on the Closing Date, in form and substance satisfactory to the Agent and in the number of originals or copies reasonably required by the Agent:

                      (i) this Agreement and the Notes, each duly executed by the Borrower;

                      (ii) the Debt Service Reserve LOC Reimbursement Agreement and the Reimbursement Agreement, each duly executed by the parties thereto;

                      (iii) the Third Supplemental Indenture, the First Supplement Indenture, the First Amendment to Amended and Restated Authority Loan Agreement, the Disbursement Agreement (for the avoidance of doubt, as amended and restated on or about the date hereof), the First Amended to the Intercreditor Agreement and the First Amendment to Assignment and Security Agreement, each duly executed by the parties thereto; and

                      (iv) the First Amendment to Amended and Restated Operation and Maintenance Agreement and the First Amendment to Amended and Restated Management Services Agreement, each as duly executed by the parties thereto.

                  (b) Other Financing Documents and Project Agreements. The Agent shall have received true and complete copies of all material Financing Documents and Project Agreements (in each case that remain in effect on the Closing Date), together with any amendments, supplements and modifications to each thereof as of the Closing Date, each duly executed by the parties thereto, certified by the Borrower as such on the Closing Date, in form and substance satisfactory to the Agent and in the number of copies reasonably required by the Agent.

                  (c) Full Force and Effect. All agreements referred to in
         Section 3.1(a) and (b) shall be in full force and effect on the Closing Date.

                  (d) Legal Opinions. The Agent shall have received written opinions of (i) Latham & Watkins LLP, New York counsel to the Borrower,
         (ii) Gunster, Yoakley & Stewart, P.A., Florida counsel to the Borrower, and (iii) in-house counsel to the Borrower, in each case dated the Closing Date and addressed to the Agent and the Banks, as to such matters as the Agent may reasonably request.

                  (e) Evidence of Authorization. The Agent shall have received:
         (i) copies, certified on the Closing Date, of the partnership action of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the other Credit Documents, the Debt Service Reserve LOC Reimbursement Agreement, the Reimbursement Agreement, the Disbursement Agreement (for the avoidance of doubt, as amended and restated on or about the date hereof), the First Amendment to Intercreditor Agreement, the Third Supplemental Indenture, the First Supplemental Indenture, the First Amendment to Amended and Restated Authority Loan Agreement, the First Amendment to Assignment and Security Agreement, the First Amendment to Amended and Restated Operation and Maintenance Agreement, the First Amendment to Amended and Restated Management Services Agreement and the other agreements to be executed by the Borrower pursuant to this Article III, (ii) certificates, dated the Closing Date, as to the incumbency and signature of each individual signing this Agreement on behalf of the Borrower; (iii) a certified copy of the partnership agreement of the Borrower; and (iv) evidence of the existence and good standing of the Borrower in the State of its organization and of the Borrower's qualification to do business in the State of Florida.

                  (f) Financial Statements. The Agent shall have received: (i) a copy of the most recent audited financial statements of the Borrower and (ii) a copy of the most recent unaudited financial statements of the Borrower, certified by an Authorized Representative thereof. Such financial statements shall be satisfactory to the Agent, and no material adverse change shall have occurred in the business, operations or financial condition of the Borrower since the date of such financial statements that could reasonably be expected to have a Material Adverse Effect.

                  (g) Financial Projections. The Agent shall have received detailed financial projections for the Project covering the period from January 1, 2004 through the Final Maturity Date (as defined in the Debt Service Reserve LOC Reimbursement Agreement), including therein projections of revenues, operating expenses, cash flow, debt service and other related items for the Project, in form and substance satisfactory to the Agent and the Independent Engineer and showing (i) a minimum Total Debt Service Coverage Ratio for each year of at least
         1.20 to 1.0 and (ii) an average Total Debt Service Coverage Ratio during such period of at least 1.35 to 1.00, in each case, certified as of the Closing Date by an Authorized Representative of the Borrower, as being based on reasonable assumptions and prepared in good faith in full consideration of all information known to such officer.

                  (h) Fees and Expenses. The Borrower shall have paid all accrued fees and expenses (as provided in Sections 2.6 and 8.4) of the Agent and the Banks (including the reasonable accrued fees and disbursements of Simpson Thacher & Bartlett LLP), to the extent that one or more statements for such fees and expenses have been presented for payment.

                  (i) Conditions Precedent Under Other Facilities. The conditions precedent contained in Section 3.1 of the Debt Service Reserve LOC Reimbursement Agreement and Section 3.1 of the Reimbursement Agreement shall have been satisfied.

                  (j) Tax Exempt Debt Service Reserve Account. The Tax Exempt Debt Service Reserve Account shall have $12,501,000 on deposit therein on the Closing Date and the Agent shall have received satisfactory evidence thereof.

                  (k) Continuation of Title and Priority. The Collateral Agent and the Agent shall have received from the relevant title companies a continuation endorsement of the title policies which currently cover the Mortgage, which title endorsement shall (i) insure that the Mortgage secures all amounts payable under this Agreement and the other Financing Documents and other Secured Obligations, and (ii) insure that since the date of any previous such endorsement (or, if none, since the effective date of said title insurance policies), there has been no change in the state of title to the Project and that there are no Liens (other than Permitted Liens) affecting the Project.

                  (l) Recordation; Lien Search. The Agent shall have received:

                      (i) satisfactory evidence that all filings, recordings, registrations and other actions necessary to create, perfect and maintain the first priority security interest of the Collateral Agent in the Collateral are in full force and effect; and

                      (ii) the results of a recent lien search in each of the jurisdictions where assets of the Borrower are located, and such search shall reveal no liens on any assets of the Borrower except for Liens in favor of the Collateral Agent pursuant to the Security Documents and Permitted Liens.

                  (m) Insurance Coverage; Additional Insured. The Agent shall have received and found satisfactory a certificate signed by the Borrower's independent insurance broker which complies with Section
         5.18 of the Principal Indenture. The Agent shall have received satisfactory evidence that the Agent and the Banks are named as additional insured on all applicable insurance policies.

                  (n) No Default, Event of Eminent Domain or Event of Loss. No Default, Event of Default, Event of Eminent Domain or Event of Loss shall have occurred and be continuing.

                  (o) Representations and Warranties. The Agent shall have received an Officer's Certificate of the Borrower, dated the Closing Date, stating that the representations and warranties of the Borrower and each Affiliate thereof incorporated by reference in this Agreement or contained in any Security Document are true and correct in all material respects, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                  (p) Termination of Original Working Capital Facility. The Agent shall have received satisfactory evidence from the Borrower that all commitments of the lenders that are parties to the Original Working Capital Facility to make loans thereunder have been terminated and no loans remain outstanding thereunder.

                  (q) Engineering Advisor's Letter Report. The Agent shall have received a letter report from its Engineering Advisor satisfactory to the Agent with respect to fuel arrangements for the Project and any other matter reasonably requested by the Agent or any Bank.

         SECTION 3.2. Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the limitations of such Bank's Commitment and to the satisfaction of the following conditions precedent:

                  (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing properly completed in all material respects with respect to such Loan.

                  (b) Representations and Warranties, No Default. The following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                           (i) the representations and warranties of the
                  Borrower and the Company incorporated by reference into this Agreement or contained in any Security Document are true in all material respects on and as of the date of such Borrowing (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are deemed made as of such earlier date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except as affected by the consummation of the transactions contemplated by this Agreement and except to the extent that any such failure to be true would not reasonably be expected to have a Material Adverse Effect; and

                           (ii) no event has occurred and is continuing, or
                  would result from such Borrowing or from the application of the proceeds thereof, that with the giving of notice or lapse of time or both constitutes an Event of Default.

                  (c) Other Documents. The Agent shall have received such invoices or other evidence of amounts due evidencing the uses contemplated for the requested Loan as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties. The Borrower hereby makes on the Closing Date for the benefit of the Agent and the Banks all of the representations and warranties of the Borrower and the Company made in the Principal Indenture (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are deemed made as of such earlier date), in the form of such representations and warranties as they exist on the date of this Agreement and as they may hereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 8.1. Such representations and warranties are incorporated herein by reference (with appropriate substitutions and modifications including without limitation the following: (i) each reference to "Partnership" shall be deemed to be a reference to the Borrower, (ii) each reference to Project Agreements shall be deemed to include all Financing Documents, (iii) each reference to the term "Securities" shall be deemed to include the Obligations, (iv) the words "Indenture", "Trustee" and "Holder" as they appear in Article 3 of the Principal Indenture shall be replaced by the words "Working Capital Facility", "Agent" and "Bank", respectively, and (v) the phrase "purchase and ownership of the Securities" as it appears in line 3 of
Section 3.6(b) of the Principal Indenture shall be replaced by the words "making Loans") as if set forth at length in this Agreement.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1. Covenants. So long as any Commitment is in effect or any Obligation remains unpaid, unless compliance has been waived in writing by the Required Banks:

                  (a) Covenants under the Principal Indenture. All of the covenants of the Borrower contained in Article V of the Principal Indenture (other than Section 5.14(a) thereof), together with any schedules referred to therein (in the form of such covenants and schedules as they exist as of the date of this Agreement and as they may hereafter be amended from time to time, but only, to the extent that the incorporation of any such amendments into this Agreement has been consented to in accordance with Section 8.1), are hereby incorporated and made applicable by reference (with appropriate substitutions and modifications including without limitation the following: (i) each reference to "Partnership" shall be deemed to be a reference to the Borrower; (ii) each reference to Project Agreements shall be deemed to include all Financing Documents (including the Credit Documents); (iii) each reference to "Indenture", except in
         Section 5.13 thereof, shall be deemed to be a reference to the Working Capital Facility; (iv) each reference to "Trustee", except in Sections
         5.21 and 5.22 thereof, shall be deemed to be a reference to the Agent;
         (v) the reference to "the principal of, and premium, if any, and interest on, all other amounts payable in respect of, the Securities of each series in accordance with their terms and the terms of this Indenture and of the related Series Supplemental Indenture" in Section
         5.1 of the Principal Indenture shall be deemed to be a reference to all Obligations under this Working Capital Facility in accordance with the terms of this Working Capital

         Facility; and (vi) each reference the word "Securities" as it appears in lines 5, 6 and 9 of Section 5.22 of the Principal Indenture shall be deemed to be a reference to the Obligations) as if set forth at length in this Agreement, and the Borrower will observe and perform all of such incorporated covenants.

                  (b) Termination or Amendment of Other Financing Documents. The Borrower will not, and will not permit the Company to, terminate, amend or otherwise modify any provision of the Indenture, the Tax Exempt Indenture, the Authority Loan Agreement, the Intercreditor Agreement, the Mortgage, the Security Agreement, the Debt Service Reserve LOC Reimbursement Agreement, the Reimbursement Agreement or any Subordinated Loan Agreement if such termination, amendment or other modification would, in the reasonable opinion of the Required Banks, be expected to have a material adverse effect on the rights and benefits of the Banks or the Agent.

                  (c) Use of Proceeds. The Borrower will use the proceeds of the Loans only to pay Operation and Maintenance Costs and to pay principal, interest, fees and other amounts payable hereunder.

                  (d) Amendments to Contracts. The Borrower shall not terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Borrower) any Project Contract (other than the Power Purchase Agreement, the Energy Services Agreement, the Coal Purchase Agreement (except the Massey Coal Contract) or any replacement of any of the foregoing, with respect to which agreements the proviso below in this paragraph (d) shall apply) as such Project Contract is then in effect on the date of such proposed termination, amendment, replacement or modification, unless (i) the Borrower certifies that such termination, amendment, replacement or modification is not reasonably expected to have a Material Adverse Effect and such termination, amendment, replacement or modification is not reasonably expected to materially increase the likelihood of the occurrence of a future Material Adverse Effect and (ii) the Independent Engineer does not within thirty (30) days of receipt of such certificate disagree in writing with the certification provided pursuant to clause (i); provided, that the Borrower shall not, without the prior written consent of the Required Banks, agree to or acquiesce in the cancellation, suspension, replacement or termination (other than the normal expiration of an agreement in accordance with its terms) of the Power Purchase Agreement, the Energy Services Agreement or the Coal Purchase Agreement (except the Massey Coal Contract) or any material amendment, supplement or modification of, or material consent or waiver with respect to, any of the provisions of the agreements referred to in this proviso (other than the Massey Coal Contract).

                  (e) Additional Information. In addition to the information required to be provided to the Agent under Article V of the Principal Indenture (as incorporated and made applicable in this Agreement by reference), the Borrower shall furnish to the Agent the following:

                           (i) notice of the termination, material amendment,
                  replacement or material modification of any material Project Contract or the execution and delivery of any material Additional Contract (in each case, together with a copy thereof if requested by the Agent); and

                           (ii) a copy of each material notice, document, demand
                  or waiver delivered by or received by the Borrower pursuant to any material Project Contract.

                  (f) Additional Contracts. The Borrower will not enter into any Additional Contract unless (i) the Borrower certifies that the execution of such Additional Contract could not reasonably be expected to have a Material Adverse Effect and (ii) the Independent Engineer does not within thirty (30) days of receipt of such certificate disagree in writing with the certification provided pursuant to clause
         (i).

                  (g) Security Interest. The Borrower agrees that (i) the Obligations constitute "Secured Obligations," the Banks are "Senior Parties," and this Agreement constitutes a "Financing Document," each as contemplated by and as defined in the Mortgage and the other Security Documents, and (ii) the Mortgage and the Security Agreement each secure the payment and performance of the Obligations.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.1. Defaults and Remedies. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) any amount due under any Credit Document shall not be paid in full within 15 days after its due date;

                  (b) any representation or warranty made by or on behalf of the Borrower in this Agreement (including by incorporation by reference), or in any certificate furnished to the Agent or the Banks shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has had or is reasonably expected to have a Material Adverse Effect and such misrepresentation shall continue uncured for thirty (30) or more days from the discovery thereof; provided that if the Borrower or the Company commences efforts to cure the factual situation resulting in such misrepresentation within such thirty (30) day period, the Borrower or the Company may continue to effect such cure of the misrepresentation, and such misrepresentation shall not be deemed an Event of Default, for an additional sixty (60) days so long as an Authorized Representative of the Borrower or the Company, as the case may be, provides an Officer's Certificate stating that no other Event of Default has occurred and is continuing and the Borrower or the Company is diligently pursuing the cure;

                  (c) either the Borrower or the Company shall fail to perform or observe any covenant or agreement contained in Section 5.2 (Insurance) of the Principal Indenture as incorporated in Section 5.1(a) of this Agreement;

                  (d) either the Borrower or the Company shall fail to perform or observe any covenant or agreement contained in Sections 5.4 (Maintenance of Existence and Governmental Approvals), 5.9 (Compliance with Laws), 5.10 (Prohibition on Fundamental Changes and Disposition of Assets), 5.14 (Amendments to Contracts), 5.19 (Liens), 5.21 (Indebtedness) or 5.24 (Restricted Payments) of the Principal Indenture as incorporated in Section 5.1(a) of this Agreement or in Section 5.1(b) of this Agreement, and such failure shall continue uncured for thirty (30) or more days after the Borrower or the Company has actual knowledge of such failure;

                  (e) either the Borrower or the Company shall fail to perform or observe any of its covenants contained (including by incorporation by reference) in any other provision of this Agreement (other than those referred to in paragraphs (a), (b), (c) and (d) above) and such failure shall continue uncured for thirty (30) or more days after the Borrower or the Company has actual knowledge of such failure; provided that if the Borrower or the Company commences efforts to cure such default within such thirty (30) day period, the Borrower or the Company may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional ninety
         (90) days so long as an Authorized Representative of the Borrower or the Company, as the case may be, provides an Officers' Certificate stating that no other Event of Default has occurred and is continuing and the Borrower or the Company is diligently pursuing the cure;

                  (f) an "Event of Default" under the Reimbursement Agreement shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Reimbursement Agreement;

                  (g) an "Event of Default" under the Indenture shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Indenture;

                  (h) an "Event of Default" under the Tax Exempt Indenture shall occur and be continuing until the earlier of the expiration of thirty
         (30) days or an acceleration under the Tax Exempt Indenture;

                  (i) either the Borrower or the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
         (iii) make a general assignment of the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or other action for the purpose of effecting any of the foregoing;

                  (j) a proceeding or case shall be commenced without the application or consent of either the Borrower or the Company in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) or more consecutive days, or any order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code;

                  (k) any grant of a Lien contained in the Security Documents shall cease to be effective to grant a perfected Lien to the Collateral Agent on the Collateral described therein with the priority purported to be created thereby and such cessation has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower shall have ten (10) days from actual knowledge thereof to cure any such cessation;

                  (l) PG&E Enterprises and Cogentrix Eastern America directly or indirectly through one or more wholly-owned subsidiaries, shall fail to continue to control the management and operations of the Borrower and to maintain constituent general partnership interests in the Borrower, provided, however, that failure to maintain such control shall not constitute a default if the Borrower provides a letter from each of S&P, Moody's, and Fitch (except that no such letter shall be required from any such rating agency not then currently rating the Securities issued under the Indenture) confirming that such failure will not in and of itself result in (x) a downgrading of the rating on the Securities to below Investment Grade if such agency is then rating the Securities as Investment Grade or (y) any downgrading of the rating on the Securities if the Securities are then rated as below Investment Grade by such agency;

                  (m) at any time during the term of the Securities, PG&E Enterprises, and Cogentrix Eastern America directly or indirectly through one or more wholly owned subsidiaries, shall fail to maintain partnership interests representing at least 20% in the aggregate of the partnership interests of the Borrower, provided that failure to maintain such partnership interests shall not constitute a default if the Borrower provides a letter from each of S&P, Moody's, and Fitch (except that no such letter shall be required from any such rating agency not then currently rating the Securities) confirming that such failure will not in and of itself result in (x) a downgrading of the rating on the Securities to below Investment Grade if such agency is then rating the Securities as Investment Grade or (y) any downgrading of the rating on the Securities if the Securities are then rated as below Investment Grade by such agency; or

                  (n) an "Event of Default" under the Debt Service Reserve LOC Reimbursement Agreement shall occur and be continuing until the earlier of the expiration of thirty (30) days or an acceleration under the Debt Service Reserve LOC Reimbursement Agreement;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Banks, by notice to the Borrower, (i) declare the obligation of each Bank to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the

Obligations, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENT

         SECTION 7.1. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document or other Project Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or other Project Agreement or applicable law. In performing its function and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any Project Agreement.

         SECTION 7.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document or other Project Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (a) may treat any Bank that has signed a Commitment Transfer Supplement as the holder of the applicable portion of the Obligations;
(b) may consult with legal counsel (including counsel for the Borrower or any Affiliate), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Credit Document or other Project Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or other Project Agreement on the part of the Borrower or any Affiliate thereof or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or other Project Agreement or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of any Credit Document or other Project Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.3. Agent and Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, Credit Lyonnais New York Branch shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Credit Lyonnais New York Branch in its individual capacity. Credit Lyonnais New York Branch and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person that may do business with or own securities of the Borrower or any Affiliate thereof, all as if Credit Lyonnais New York Branch were not the Agent and without any duty to account therefor to the Banks.

         SECTION 7.4. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.5. Indemnification. The Banks agree to indemnify the Agent (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective principal amounts of the Obligations then held by each of them and/or the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including without limitation, at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or other Project Agreement or any action taken or omitted by the Agent under any Credit Document or other Project Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Borrower.

         SECTION 7.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least five hundred million Dollars

($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations under the Credit Documents and the other Project Agreements. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

         SECTION 7.7. Collateral. (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

         (b) The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Project Agreements.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks, do any of the following: (a) waive any of the conditions specified in Article III; (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) postpone any date fixed for (i) payment of principal of, or interest on, the Loans or (ii) payment of fees or other amounts payable hereunder; (e) change the percentage of the Commitments or of the Loans outstanding, or the number of Banks, required for the Banks or any of them to take any action hereunder; or
(f) amend this Section 8.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent under this Agreement or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, this Agreement may be amended at any time and from time to time to increase the Total Commitment Amount, with the consent of the Borrower and the Agent but without the consent of any Bank unless such amendment purports to increase such Bank's Commitment hereunder; provided that if there are Loans outstanding at the time of such an amendment increasing the Total Commitment Amount, the Banks party hereto prior to the effectiveness of such amendment shall promptly assign a portion of their respective Loans to the Bank(s) providing such increased Commitment(s) such that each Bank's (including for the avoidance of doubt each Bank providing a new Commitment) pro rata share of the aggregate amount of Loans is equal to such Bank's pro rata share of the Total Commitment Amount as increased by such amendment, such assignment to be effected in accordance with the assignment provisions of Section 8.9.

         SECTION 8.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including by facsimile and shall be mailed, faxed or delivered as follows:

                    if to the Borrower by overnight delivery, to

                             Indiantown Cogeneration, L.P.
                             13303 Southwest Silver Fox Lane
                             Indiantown, FL  34956-9704
                             Attention: General Manager
                             Telephone No.: (772) 597-6500
                             Fax No.: (772) 597-6520

                    if to the Borrower by U.S. Mail, to

                             Indiantown Cogeneration, L.P.
                             P.O.  Box 1799
                             Indiantown, FL  34956-9704
                             Attention: General Manager
                             Telephone No.: (772) 597-6500
                             Fax No.: (772) 597-6520

                             with a copy to:

                             National Energy & Gas Transmission, Inc.
                             7600 Wisconsin Avenue
                             Bethesda, MD 20814-3657
                             Attention: General Counsel
                             Telephone No.: (301) 280-6800
                             Fax No.: (301) 280-6900

                    if to the Agent, to

                             Credit Lyonnais New York Branch
                             1301 Avenue of the Americas
                             New York, NY 10019
                             Attention: Project Finance Portfolio Management Telephone No.: (212) 261-7882
                             Fax No.: (212) 261-3421
if to any Bank, to it at the address or facsimile number set forth opposite its name on the attached Schedule 1.1B or in the Commitment Transfer Supplement by which it became a party hereto; or, as to each party, to it at such other address or facsimile number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received,
(a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit into the mails and (c) if sent by facsimile, upon acknowledgment of receipt thereof by the recipient, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or VII unless otherwise agreed by the Agent and the applicable Bank. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         SECTION 8.3. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.4. Costs and Expenses. The Borrower agrees to pay within fifteen (15) days of receipt of an invoice with respect thereto (a) all reasonable costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, the Notes, the other Credit Documents and the other documents to be delivered hereunder, including (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Project Agreements and the other documents to be delivered hereunder, and (ii) the reasonable fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Borrower pursuant hereto and (b) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Credit Documents, the other Project Agreements and the other documents to be delivered hereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding; provided, that all fees payable by the Borrower pursuant to Section 3.1(h) shall be paid on the Closing Date. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Borrower agrees to indemnify and hold the Agent and the Bank harmless from and against any and all liabilities with respect to or resulting from any delay on the part of the Borrower in paying or omission to pay any of the foregoing.

         SECTION 8.5. Application of Monies. If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent shall apply that sum first to fees then due and owing, second to interest then due and owing, third to principal then due and owing, and fourth to any other amount then due and owing, in each case under this Agreement.

         SECTION 8.6. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

         SECTION 8.7. Non-Recourse Liability. Satisfaction of the Obligations shall be had solely from the Collateral. The liability of the Partners with respect to the Obligations is limited to any unpaid capital contributions required by the Equity Contribution Agreement, and no recourse shall be had in the event of any nonperformance by the Borrower of the Obligations to (a) any assets or properties of the Partners other than their respective interests in the Collateral and other than with respect to any unpaid capital contributions required by the Equity Contribution Agreement or (b) any Partner or any Affiliate of any Partner or the Borrower or any of the officers, directors, employees, incorporators or stockholders of the Partners or any Affiliate of any Partner or the Borrower, and no judgment for any deficiency upon the Obligations shall be obtainable by the Banks or the Agent against any Partner or any Affiliate of the Borrower or any Partner or any incorporator, stockholder, officer, employee or director, past, present or future of any Partner or of any predecessor or successor of any Partner or any Affiliate of any Partner or the Borrower.

         SECTION 8.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 8.9, no Bank shall have the right to assign any of its rights and obligations hereunder.

         SECTION 8.9. Assignments and Participation. (a) Any Bank may at any time (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, and the consent of the Agent, such consent not to be unreasonably withheld or delayed) sell to one or more banks or other entities (a "Purchasing Bank") all or any part of its rights and obligations under this Agreement and the Notes (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank shall be equal to at least $1,000,000) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank, such transferor Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrower). Upon (x) such execution of such Commitment Transfer Supplement, and
(y) delivery of a copy thereof to the Borrower and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original parry hereto with the commitment percentage as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement to the extent and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of commitment percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. Upon the consummation of any transfer pursuant to this Section 8.9 the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case, in principal amounts reflecting their Commitment.

         (b) The Agent shall, on behalf of the Borrower, maintain the Register for the recordation of the names and addresses of the Banks and the commitment and the principal amount of any Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Bank and the Agent shall treat each Person whose name is record in the Register as the owner of the Loans for all purposes of this Agreement. Upon its receipt of a duly completed Commitment Transfer Supplement executed by the assigning Bank and the Purchasing Bank, the Purchasing Bank's completed administrative questionnaire (unless the Purchasing Bank shall already be a Bank hereunder), and the Purchasing Bank's payment of a processing and recordation fee of $2,500, the Agent shall accept such Commitment Transfer Supplement and record the information contained therein in the Register. Notwithstanding anything to the contrary in this Agreement, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

         (c) Any Bank may, from time to time, sell or offer to sell participating interests in any Loans owing to such Bank, any Notes held by such Bank, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "Participant"), on such terms and conditions as may be redetermined by the selling Bank, without the consent of or notice to the Borrower, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, the Borrower and the Agent will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Borrower, including, without limitation the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under Article VI hereof and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (provided that such Bank may agree not to consent to any modification amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on the Loans, postpone the date fixed for any payment of principal of or interest thereon, release all or substantially all of the Collateral or extend the term of any Commitment). No Participant shall have any rights under this Agreement to receive payment of principal, interest or any other amount except through a Bank and as provided in this Section 8.9. The Borrower agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Notes as set forth in Section 2.20 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or any Notes. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.5(b), 2.13, 2.14, 2.15 and 2.16 hereof with respect to its participation granted hereunder; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

         (d) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided, however, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as the Borrower may reasonably request. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         SECTION 8.10. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Bank and each of their respective officers, directors, employees, agents and affiliates from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever that such indemnified party may incur (or that may be claimed against such indemnified party by any Person) by reason of (a) any untrue statement or alleged untrue statement of any material fact by the Borrower concerning the Borrower or the Collateral, or the omission or alleged omission to state any fact concerning the Borrower or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (b) the issuance, sale or delivery of the Securities or the Notes; (c) the use of the proceeds of the Securities or any Loan; (d) any reasonable action taken by such indemnified party in protecting and enforcing the rights and remedies of the Agent and the Banks under the

Project Agreements; (e) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Project Agreement; or (f) any failure of the Borrower to comply with any Environmental Requirement; provided, however, that the Borrower shall not be required to indemnify the Agent or any Bank for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Agent's or any Bank's willful misconduct or gross negligence. The Borrower, upon demand by any party indemnified or intended to be indemnified pursuant to this Section 8.10 at any time, shall also reimburse such party, for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any party indemnified or intended to be indemnified pursuant to this Section 8.10 (an "Indemnified Party"), such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 8.10 unless and to the extent such omission has materially prejudiced the Borrower's defense of such action, suit or proceeding; provided, however, that the Borrower shall not be liable for any settlement of any such action effected without the Borrower's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof at the request of the Borrower or the Borrower's counsel. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

         SECTION 8.11. Governing Law. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

         SECTION 8.12. Consent to Jurisdiction and Venue. Each of the parties hereto irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or any court of the United States of America located in the State of New York, (b) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit, action or proceeding and
(c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

         SECTION 8.13. Headings. The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

         SECTION 8.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 8.15. Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                 INDIANTOWN COGENERATION, L.P.

                                 By: /s/ F. JOSEPH FEYDER
                                     ----------------------------------
                                     Name: F. Joseph Feyder
                                     Title: Vice President

                           Revolving Credit Agreement

                                 CREDIT LYONNAIS NEW YORK BRANCH, as
                                 Agent and as a Bank

                                 By: /s/ JAMES F. GUIDERA
                                     ----------------------------------
                                     Name: James F. Guidera
                                     Title: Senior Vice President

                           Revolving Credit Agreement

                                 HSH NORDBANK, AG, NEW YORK BRANCH,
                                 as a Bank

                                 By: /s/ DREW VON GLAHN
                                     ----------------------------------
                                     Name: Drew von Glahn
                                     Title: Senior Vice President

                                 By: /s/ THOMAS K. EMMONS
                                     ----------------------------------
                                     Name: Thomas K. Emmons
                                     Title: Senior Vice President

                           Revolving Credit Agreement

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

                 BANK                        COMMITMENT
-----------------------------------------   -------------
Credit Lyonnais New York Branch             $1,736,842.11

HSH Nordbank, AG, New York Branch           $1,263,157.89

  TOTAL COMMITMENTS                         $3,000,000.00

                           Revolving Credit Agreement

                                                                   SCHEDULE 1.1B

                                     NOTICES

         INSTITUTION/
        MAILING ADDRESS                                   CONTACT
------------------------------------          --------------------------------
Credit Lyonnais New York Branch               Phillip Nervig
1301 Avenue of the Americas                   Tel: (212) 261-7882
New York, NY 10019                            Fax: (212) 261-3421
Attention: Project Finance Portfolio          phillip.nervig@clamericas.com
Management

HSH Nordbank, AG, New York Branch             Credit:
590 Madison Avenue                            Rohan Singh
New York, NY 10022-2540                       Tel: (212) 407-6042
                                              Fax: (212) 407-6033
                                              rohan.singh@hsh-nordbank.com

                                              Operations:
                                              Rohan Singh
                                              Tel: (212) 407-6123
                                              Fax: (212) 407-6133
                                              madeleine.ricci@hsh-nordbank.com

                           Revolving Credit Agreement

                                                                       EXHIBIT A

                            REVOLVING PROMISSORY NOTE

$__________                                                   New York, New York
                                                                October __, 2003

         FOR VALUE RECEIVED, the undersigned, INDIANTOWN COGENERATION, L.P., a Delaware limited partnership (the "Borrower"), hereby unconditionally promises to pay to the order of ____________________ (the "Bank") the lesser of (i) the principal sum of _____________________ Dollars ($___________) and (ii) the
aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the amounts specified therein.

         The Borrower further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Credit Agreement. This Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction.

         Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Credit Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

         All payments due hereunder shall be made without setoff, counterclaim or deduction of any nature to Credit Lyonnais New York Branch, as Agent, at 1301 Avenue of the Americas, New York, New York 10019, in Dollars and in immediately available funds, or at such other place and in such other manner as may be specified by the Agent pursuant to the Credit Agreement.

         Each holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each Loan made to the Borrower and each payment or prepayment of principal thereof, provided that the failure of such holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. Absent manifest error, all such notations shall constitute prima facie evidence of the accuracy of the information so recorded and be enforceable against the Borrower with the same force and effect as if such amounts were each set forth in a separate note executed by the Borrower.

         This Note is the "Note" of the Borrower to the Bank referred to in, evidences each Loan made by the Bank to the Borrower under, is subject to the provisions of, and entitles its holder to the benefits of, the Revolving Credit Agreement dated as of October 10, 2003 (the "Credit Agreement") among the Borrower, the Bank and the other banks party thereto from time to time, and Credit Lyonnais New York Branch, as agent for the Bank and such other banks, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. Capitalized terms in this Note that are not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The Credit Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Borrower under the Credit Agreement and this Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

         In addition to any and all costs, fees and expenses for which the Borrower is liable under the Credit Agreement, the Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

         The Borrower hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by applicable law. No failure or delay by any holder of this Note to exercise any right or remedy under this Note or any other document or instrument entered into pursuant to the Credit Agreement shall operate or be construed as a waiver or modification hereof or thereof.

         This Note shall be binding upon the successors and assigns of the Borrower and shall inure to the Bank and it; successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be, affected thereby.

         Recourse under this Note is limited in accordance with Section 8.7 of the Credit Agreement, and the provisions of said Section 8.7 are incorporated herein by reference.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

         The Borrower hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or related to this Note may be instituted in any state or federal court (at Bank's option) sitting in the County of New York, State of New York, and, by the execution and delivery of this Note, the Borrower expressly waives any objection which it may have now or hereafter to the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         All excise tax due on this Note has been paid by the Borrower and proper stamps affixed to the Mortgage securing this Note.

                                 INDIANTOWN COGENERATION, L.P.

                                 By: __________________________________
                                     Name:
                                     Title:

                                    SCHEDULE

                                                                                         Total
                            Amount of                       Date                       Principal
              Principal     Principal       Unpaid        Interest                     Amount of
Date           Amount        Paid or       Principal     Payment is     Amount of        Loans        Notation
Made           of Loan       Prepaid        Balance         Due       Interest Due    Outstanding     Made by
----          ---------     ---------      ---------     ----------   ------------    -----------     --------

                                                                       EXHIBIT B

                               NOTICE OF BORROWING

                   [Indiantown Cogeneration, L.P. Letterhead)

                                          [Date - Two Business Days [or Three
                                          Business Days for LIBOR Rate] prior to
                                          W/C Loan advance date]

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019

Attention: Project Finance Portfolio Management re: Indiantown Project

Gentlemen:

Pursuant to the Revolving Credit Agreement, dated as of October 10, 2003 by and among Indiantown Cogeneration, L.P. (the "Partnership"), the Banks party thereto from time to time (the "Banks") and Credit Lyonnais New York Branch (the "Agent") (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") (capitalized terms used herein and in the accompanying schedules, unless otherwise noted, shall have the meanings ascribed to them in the Credit Agreement). The Partnership hereby requests that the Agent make available to the Partnership on __________ __, 20__, the following amount:

         Funds required by the Partnership to pay
         for Operation and Maintenance Costs and
         to pay principal, interest, fees and other
         amounts payable under the Credit Agreement         $_______________

This Borrowing shall bear interest at [choose Adjusted Base Rate or [choose one-month or three-month] LIBOR Rate as specified in Section 2.3]

Attached hereto are invoices or other evidence of amounts due evidencing the uses contemplated for the requested Loan. We request that the funds representing the requested Loan be deposited in the following account:

         [Account Number]

In connection with this request for a Loan, the Partnership further certifies that the proceeds of the Loan being requested herein are to be applied for the uses permitted by the Credit Agreement.

The Partnership hereby certifies that the statements set forth in Section 3.2(b) of the Credit Agreement are true as of the date of this Notice of Borrowing.

                                 INDIANTOWN COGENERATION, L.P.

                                 By: __________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT C

                     Form of Commitment Transfer Supplement

         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among each Transferor Bank set forth in Item 2 of
Schedule I hereto (each, a "Transferor Bank"), each Purchasing Bank set forth in
Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and CREDIT LYONNAIS NEW YORK BRANCH, as Agent under the Credit Agreement described below.

                             W I T N E S S E T H :

         WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 8.9 of the Revolving Credit Agreement, dated as of October 10, 2003, by and among (i) Indiantown Cogeneration, L.P., a Delaware limited partnership (the "Borrower"), (ii) the Banks party thereto from time to time (collectively, the "Banks"), and (iii) Credit Lyonnais New York Branch, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined); and

         WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) desires to become a Bank party to the Credit Agreement; and

         WHEREAS, each Transferor Bank is selling and assigning to its respective Purchasing Bank, certain rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.       Upon receipt by the Agent of [      ] ([     ]) fully executed
originals of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, Schedule II and Schedule III, and each of which has been executed by each Transferor Bank, each Purchasing Bank and any other Person required by the Credit Agreement to execute this Commitment Transfer Supplement, the Agent will transmit to the Borrower, each Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of
Schedule IV hereto (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the date hereof. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

         2. Each Purchasing Bank shall pay to each of its respective Transferor Banks an amount equal to the purchase price, as agreed between such Transferor Bank and each such Purchasing Bank and set forth on Schedule II hereto (the "Purchase Price"), of the portion being purchased (such Purchasing Bank's "Purchased Percentage") by such Purchasing Bank of the outstanding Commitment, Loans and other amounts owing to the respective Transferor Bank under the Credit Agreement and the Notes (the "Outstanding Obligations"). Each Purchasing Bank shall pay the appropriate Purchase Price to each of its respective Transferor Banks, in immediately available funds, at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date. Effective upon the Transfer Effective Date each Transferor Bank hereby irrevocably sells, assigns and transfers to each of its respective Purchasing Banks, without recourse, representation or warranty other than as set forth in Section 8 hereof, and each such Purchasing Bank hereby irrevocably purchases, takes and assumes from each of its respective Transferor Banks, such Purchasing Bank's Purchased Percentage of the Commitment, presently outstanding Loans and other amounts owing to each such Transferor Bank under the Credit Agreement and the Notes, together with all instruments, documents and collateral security pertaining thereto.

         3. Each Transferor Bank has made arrangements with each of its respective Purchasing Banks with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by such Transferor Bank to each of its respective Purchasing Banks of any fees heretofore received by such Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and
(b) the portion, if any, to be paid, and the date or dates for payment, by each such Purchasing Bank to each Transferor Bank of fees or interest received by each such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

         4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of any Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

                  (b) All interest, fees and other amounts that would otherwise accrue for the account of any Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the appropriate Transferor Banks and the appropriate Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees, or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the appropriate Transferor Bank and such Purchasing Bank will make appropriate arrangements for payment by such Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

         5. On or prior to the Transfer Effective Date, each Transferor Bank will deliver to the Agent its Note[s]. On or prior to the Transfer Effective Date, if requested by any Transferor Bank or Purchasing Bank, the Borrower will deliver to the Agent new Notes for such Purchasing Bank or Transferor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective "Revised Commitment Percentage" or "New Commitment Percentage", as the case may be and as set forth in Schedule III hereto, of the Commitment or, as appropriate, their then outstanding shares of the Outstanding Obligations (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Agent will send to each requesting Transferor Bank and Purchasing Bank its new Notes[s] with the superseded Note[s] of each Transferor Bank attached to the new Note[s] (or if more than one new Note[s], the superseded Note[s] attached to one of such new Note[s] and copies thereof attached to all other new Note[s]).

         6. Concurrently with the execution and delivery hereof, the Transferor Banks will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) copies of all documents delivered to the Transferor Banks evidencing satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, each Transferor Bank and each of its respective Purchasing Banks confirm to and agree with each other, the Agent and the Banks as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto, (b) each such Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (c) each such Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement,
(d) each such Purchasing Bank will, independently and without reliance upon the Agent, its respective Transferor Banks or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (e) each such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto and (f) each such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         9. Schedule III hereto sets forth for each Transferor Bank and each Purchasing Bank the revised Commitment and Commitment Percentage of each Transferor Bank and each Purchasing Bank, as well as certain administrative information with respect to each Purchasing Bank.

         10. THIS COMMITMENT TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

         11. This Commitment Transfer Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

         12. Execution of this Commitment Transfer Supplement by the Agent and the Borrower as set forth below shall constitute any consent of such Person `required pursuant to Section 8.9 of the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                 SCHEDULE I
                                                                 TO COMMITMENT
                                                                 TRANSFER
                                                                 SUPPLEMENT

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                              TRANSFER SUPPLEMENT

                     Re:      Revolving Credit Agreement,
                              dated as of October 10, 2003, with
                              Indiantown Cogeneration, L.P., as Borrower.

Item 1           Date of Commitment            [Insert date of
                 Transfer Supplement:          Commitment
                                               Transfer Supplement]

Item 2           Transferor Banks:             [Insert names of
                                               Transferor Banks]

Item 3           Purchasing Banks:             [Insert names of
                                               Purchasing Banks]
Item 4           Signatures of Parties
                 to Commitment Transfer
                 Supplement:

                                        __________________________________, as a
                                        Transferor Bank

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        __________________________________, as a
                                        Purchasing Bank

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                     SCHEDULE I
                                                                     (Continued)

                                       CREDIT LYONNAIS NEW YORK BRANCH, as Agent

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       By: ____________________________________
                                           Name:
                                           Title:

                                                                     SCHEDULE I
                                                                     (Continued)

CONSENTED TO AND ACKNOWLEDGED:

INDIANTOWN COGENERATION, L.P.

   By: ____________________________________
       Name:
       Title:

ACCEPTED FOR RECORDATION IN REGISTER:

CREDIT LYONNAIS NEW YORK BRANCH, as Agent

   By: ____________________________________
       Name:
       Title:

   By: ____________________________________
       Name:
       Title:

                                                                 SCHEDULE II
                                                                 TO COMMITMENT
                                                                 TRANSFER
                                                                 SUPPLEMENT

                                 PURCHASE PRICES

                                    Names of
                                Transferor Banks

---------------------------------------------------------------------------------------------------------------------
         Names of
        Purchasing                    (Insert name of          [Insert name of Transferor       [Insert name of
           Banks                      Transferor Bank]                     Bank]                Transferor Bank]
---------------------------------------------------------------------------------------------------------------------
[Insert name of Purchasing       $[Insert Purchase Price]      $[Insert Purchase Price]      $[Insert Purchase Price]
Bank]
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE III
                                                                   TO COMMITMENT
                                                                   TRANSFER
                                                                   SUPPLEMENT

                 LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES,
                  COMMITMENT AMOUNTS, AND PROPORTIONATE SHARES

----------------------------------------------------------------------
Names of Transferor Banks                   Revised Maximum Commitment
----------------------------------------------------------------------
[                          ]                $
----------------------------------------------------------------------
[                          ]                $
----------------------------------------------------------------------

----------------------------------------------------------------------
Names of Transferor Banks                   Revised
                                            Commitment Percentage
----------------------------------------------------------------------
[                          ]                          %
----------------------------------------------------------------------
[                          ]                          %
----------------------------------------------------------------------
Names of Purchasing Banks                   New Maximum
                                            Commitment
----------------------------------------------------------------------
[                          ]                $
----------------------------------------------------------------------

----------------------------------------------------------------------
Names of Purchasing Banks                   Commitment
                                            Percentage
----------------------------------------------------------------------
[                          ]                          %
----------------------------------------------------------------------

                                                                    SCHEDULE III
                                                                    (Continued)

[NAME PURCHASING BANK(S)]
Address for Notices:
Attention:
Telex:
Answerback:
Telephone:
Facsimile:

Clearing Account:

[Insert Acct. #]

Eurodollar Lending Office:

[Insert Address]

Domestic Lending Office:

[Insert Address]

                                                                  SCHEDULE IV TO
                                                                  COMMITMENT
                                                                  TRANSFER
                                                                  SUPPLEMENT

                            TRANSFER EFFECTIVE NOTICE

                                          ________________20__

Transferor Banks:  [            ]

Purchasing Banks:  [            ]

Borrower: Indiantown Cogeneration, L.P.

         The undersigned, as Agent under the Revolving Credit Agreement, dated as of October 10, 2003 by and among (j) Indiantown Cogeneration, L.P., a Delaware limited partnership (the "Borrower"), (ii) the Banks party thereto from time to time (collectively, the "Banks"), and (iii) Credit Lyonnais New York Branch, as agent for the Banks ("Agent") (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement") acknowledges receipt of [ ] ([ ]) copies of the Commitment Transfer Supplement as described in Annex I hereto, each fully executed. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

         1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be the date hereof.

         2. Pursuant to such Commitment Transfer Supplement, each Transferor Bank is required to deliver to the Agent on or before the Transfer Effective Date its Note[s].

         3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Agent on or before the Transfer Effective Date the following Notes:

[Describe each new Note for Transferor Bank and Purchasing Bank as to principal amount and payee.]

                                                                     SCHEDULE IV
                                                                     Continued

         4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price, in immediately available funds, to the appropriate Transferor Bank at or before 12:00 noon, local time of the appropriate Transferor Bank, on the Transfer Effective Date.

                                 Very truly yours,

                                 CREDIT LYONNAIS NEW YORK BRANCH, as
                                 Agent

                                 By: __________________________________
                                     Name:
                                     Title:

                                 By: __________________________________
                                     Name:
                                     Title:

                                                                         ANNEX I

                                 INFORMATION FOR
                         COMMITMENT TRANSFER SUPPLEMENT

                    Re:   Revolving Credit Agreement, dated as of
                          October 10, 2003, with Indiantown Cogeneration, L.P., as Borrower

Item 1            Date of Commitment
                  Transfer Supplement:                   _____________, 20__

Item 2            Transferor Banks:                      [               ]

Item 3            Purchasing Banks:                      [               ]

                                                                       EXHIBIT D

                              EXEMPTION CERTIFICATE

                  Reference is made to the Revolving Credit Agreement dated as of October 10, 2003 among Indiantown Cogeneration, L.P. (the "Borrower"), the Banks party thereto from time to time and Credit Lyonnais New York Branch, as Agent (the "Working Capital Facility"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Working Capital Facility.

                  ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.15(e) of the Working Capital Facility. The Non-U.S. Lender hereby represents and warrants that:

         1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

         2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

         3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

         4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                   [NAME OF NON-U.S. LENDER]

                                   By: __________________________________
                                       Name:
                                       Title:

Date: ____________________

                                      D-2